UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 24, 2013

The Dolan Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33603	43-2004527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 South Ninth Street, Suite 2300 Minneapolis, Minnesota		55402
(Address of Principal Executive Offices)		(Zip Code)

(612) 317-9420

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On January 24, 2013, The Dolan Company (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with MLV & Co. LLC, as representative, Dougherty & Company LLC, and Northland Securities, Inc. (together, the “Underwriters”), with respect to the sale by the Company of 700,000 shares (the “Shares”) of the Company’s newly designated 8.5% Series B Cumulative Preferred Stock, par value $0.001 per share (the “Series B Preferred Stock”), through the Underwriters on a “best efforts” basis (the “Offering”). The Shares are being offered to the public at a price of $23.00 per share.

The Shares will be issued pursuant to a final prospectus supplement filed on January 25, 2013 with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the “Securities Act”), in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-163861), which became effective as of January 27, 2010. The Underwriting Agreement provides that the Underwriters will offer and sell the Shares for the Company on a “best efforts” basis, and the Underwriters are under no obligation to purchase any Shares for their own account or sell any specific number or dollar amount of the Shares. The Company expects to close the Offering on January 31, 2012, subject to the satisfaction of customary closing conditions set forth in the Underwriting Agreement.

The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

In the ordinary course of business the Underwriters or their respective affiliates may engage in various financing, commercial banking and investment banking services with, and provide financial advisory services to, the Company and its affiliates for which they may receive customary fees and expenses.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1 hereto and is incorporated herein by reference.

Item 3.03 Material Modification to Rights of Security Holders

In connection with the Offering, a duly authorized committee of the Company’s board of directors approved a Certificate of Designations of 8.5% Series B Cumulative Preferred Stock on January 24, 2013 (the “Certificate of Designations”) that sets forth the designations, preferences and rights of the Series B Preferred Stock, and the Certificate of Designations has been filed with the Secretary of State of the State of Delaware. The Series B Preferred Stock has a liquidation preference that is senior to that of the Company’s common stock.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, a duly authorized committee of the Company’s board of directors approved the Certificate of Designations, which has been filed with the Secretary of State of the State of Delaware. The designations, rights and preferences of the Series B Preferred Stock include the following:

(a)

Holders of Series B Preferred Stock shall be entitled to receive cumulative cash distributions at the rate of 8.5% per annum of the $25.00 liquidation preference (equivalent to $2.125 per annum) per share of Series B Preferred Stock. Distributions on any share of Series B Preferred Stock shall accrue and be cumulative from (but excluding) the original date of issuance of such share and shall be payable quarterly in equal amounts in arrears on or about the 1st day of January, April, July and October of each year, beginning on April 1, 2013.

(b)	There is no mandatory redemption or stated maturity with respect to the Series B Preferred Stock, and it is not redeemable prior to January 31, 2018 unless there is a Change of Control (as defined in the Certificate of Designations).

(c)	The redemption price is equal to $25.00 per share, plus any accrued and unpaid distributions to, but not including, the redemption date.

(d)	The liquidation preference, in cash or property at fair market value, is equal to $25.00, plus an amount equal to any accrued and unpaid distributions to, but not including, the date of payment or the date the amount for payment is set apart.

(e)	The Series B Preferred Stock is senior to all of the Company’s outstanding securities with respect to distribution rights and rights upon the Company’s liquidation, dissolution or winding up.

(f)	The Series B Preferred Stock is not convertible into or exchangeable for any property or other securities unless upon the occurrence of a Change in Control.

(g)	Holders of the Series B Preferred Stock generally will have no voting rights except in the instance of a Preferred Distribution Default or Listing Default, as such terms are defined in the Certificate of Designations, in which case the holders will be entitled to elect two additional directors to the Company’s board of directors. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding Series B Preferred Stock (voting as a separate class) will be required for the Company to authorize, create or increase the number of any class or series of senior equity securities or to amend the Company’s charter (including by merger, consolidation or otherwise) in a manner that materially and adversely affects the rights of the holders of Series B Preferred Stock.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations, which is filed as Exhibit 3 hereto and incorporated herein by reference.

Item 8.01 Other Events

On January 24, 2013, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description of Exhibits

1	Underwriting Agreement, dated January 24, 2013, by and between the Company and MLV & Co. LLC, as representative of the several underwriters named therein

3	Certificate of Designations of 8.5% Series B Cumulative Preferred Stock (incorporated by reference to Exhibit 3.2 of the Company’s Registration Statement on Form 8-A filed on January 25, 2013)

5	Opinion of Faegre Baker Daniels LLP regarding the validity of the Shares

8	Opinion of Faegre Baker Daniels LLP regarding tax matters

12	Calculation of Ratio of Earnings to Fixed Charges

23	Consent of Faegre Baker Daniels LLP (contained in Exhibits 5 and 8)

99	Press Release dated January 24, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOLAN COMPANY

Date: January 25, 2013	/s/ Vicki J. Duncomb
Name: Vicki J. Duncomb
Its: Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description of Exhibits

1	Underwriting Agreement, dated January 24, 2013, by and between the Company and MLV & Co. LLC, as representative of the several underwriters named therein

5	Opinion of Faegre Baker Daniels LLP regarding the validity of the Shares

8	Opinion of Faegre Baker Daniels LLP regarding tax matters

12	Calculation of Ratio of Earnings to Fixed Charges

99	Press Release dated January 25, 2013